Exhibit 10.4
RESTRICTED SHARE AGREEMENT
          THIS RESTRICTED SHARE AGREEMENT (the “Agreement”), made this 2nd day of January 2009, between MBT Financial Corp, a Michigan corporation (the “Company”), and                      (the “Participant”).
WITNESSETH:
          WHEREAS, the Company adopted the MBT Financial Corp 2008 Long-Term Stock Incentive Plan (the “Plan”) in order to provide select key employees with additional incentives to achieve long-term corporate objectives; and
          WHEREAS, the Participant is an Employee and eligible Participant as defined by the Plan; and
          WHEREAS, the Compensation Committee of the Company’s Board of Directors has decided that the Participant should be granted restricted shares of the Company’s no par value common stock, (“Common Stock”), on the terms and conditions set forth below in accordance with the terms of the Plan.
      NOW, THEREFORE, in consideration of the past and future services provided to the Company by the Participant and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
      1. Grant of Restricted Share.
          The Company hereby grants to the Participant a total of Two Thousand Five Hundred (2,500) shares of the Common Stock of the Company (the “Restricted Shares”), subject to the transfer restrictions, vesting schedule and other conditions set forth in the Plan and this Agreement. The Participant shall not be required to provide the Company with any payment (other than his or her past and future services to the Company) in exchange for such Restricted Shares.
          As provided in Section 4, the Company shall cause the Restricted Shares to be issued and a stock certificate or certificates representing the Restricted Shares to be registered in the name of the Participant promptly upon execution of this Agreement. On or before the date of execution of this Agreement, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.
      2. Restrictions.
          (a) The Participant shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to the Restricted Shares, except that the following restrictions shall apply until such time or times as these restrictions lapse under Section 3 or any other provision of this Agreement or the Plan:

     (i) the Participant shall not be entitled to delivery of the certificate or certificates for any of the Restricted Shares until the restrictions imposed by this Agreement have lapsed with respect to those Restricted Shares;
     (ii) the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before these restrictions have lapsed, except with the consent of the Company; and
     (iii) the Restricted Shares shall be subject to forfeiture upon termination of the Participant’s employment with the Company to the extent set forth in the Plan and as further provided for below.
     (b) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.
      3. Vesting and Forfeiture.
          Pursuant to terms of the Plan the Committee has determined that the restrictions applicable to the Restricted Shares shall lapse and the Restricted Shares shall vest on the earliest of the following events, or at such earlier time as the restrictions may lapse pursuant to the terms of the Plan.
     (a) death of the Participant;
     (b) upon the Disability of the Participant as defined in the Plan;
     (c) retirement of the Participant on or after attainment of age 62;
     (d) a Change in Control, as defined in the Plan, of the Company; or
     (e) December 31, 2011.
          In the event of the termination of employment of the Participant prior to the vesting of the Restricted Shares as herein provided for, or as otherwise provided by the terms of the Plan, the Participant shall forfeit any rights to such Restricted Shares and shall thereafter have no further right or claim thereto.
      4. Issuance of Stock Certificates for Shares.
          The stock certificate or certificates representing the Restricted Shares shall be issued promptly following the execution of this Agreement, and shall be delivered to the Corporate Secretary or such other custodian as may be designated by the Company, to be held until the restrictions lapse. Such stock certificate or certificates shall bear the following legend:
          “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Share Agreement entered into between the registered owner and MBT Financial Corp. Copies of such Agreement are on file in the offices of the Corporate Secretary, MBT Financial Corp, 10 Washington Street, Monroe, Michigan 48161, which will be provided, without charge, to the shareholder upon five days written request therefore.”

          Once the restrictions imposed by this Agreement have lapsed with respect to the Restricted Shares, a stock certificate for the Restricted Shares shall be returned and exchanged for a new unlegended stock certificate representing the newly vested shares. The new certificate shall be delivered to the Participant (or to the person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution) promptly after the date on which the restrictions imposed on such shares by this Agreement have lapsed, but not before the Participant has made arrangements satisfactory to the Company for tax withholding (as required by Section 5), and provided that any certificate representing the portion of the newly vested shares (if any) that the Participant applies to satisfy his or her tax withholding obligations pursuant to Section 5(b) below shall be delivered to the Company rather than the Participant.
      The Company assumes no obligation to register the Restricted Shares under the provisions of Securities Act of 1933 nor any state security law and may subject the Restricted Shares to such additional restrictions on transferability as it deems necessary or advisable to comply with the securities laws. The Company may affix the following legend to the certificate representing the Restricted Shares, whether before or after the vesting thereof.
The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless the Shares have been registered under said Act or an exemption from such registration requirement is available. If the Shares are to be sold or transferred pursuant to an exemption from the registration requirement, the Company may require a written opinion of counsel, satisfactory to counsel for Company, to the effect that registration is not required and that such transfer will not violate said Act or applicable state securities laws.
      5. Tax Reporting and Withholding.
          The Participant is an employee of either the Company, or a Subsidiary, as such terms are defined in the Plan. The Company will make and file, or cause to made and filed by the Subsidiary that employs the Participant, all required tax reports with respect to federal, state and local taxes applicable to the Restricted Shares.
          Upon the earlier to occur of (i) the date the restrictions applicable to the Restricted Shares lapse under the terms of this Agreement, or (ii) the Participant makes a valid election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall notify the Participant of the amount of tax that must be withheld by the Company under all applicable federal, state and local tax laws. The Participant agrees to make arrangements with the Company to (a) remit the required amount to the Company, or its Subsidiary, in cash, (b) deliver to the Company, or its Subsidiary, shares of Common Stock currently held by the Participant (including newly vested Restricted Shares) with a value equal to the required amount, (c) authorize the deduction of the required amount from the Participant’s compensation, (d) authorize the deduction from the Restricted Shares the number of shares with a value equal to the required amount or (e) otherwise provide for payment of the required amount in a manner satisfactory to the Company, or its Subsidiary.
          Participant will give reasonable advance notice to the Company of an intention to make an election pursuant to Section 83(b) of the Code and will cooperate with the Company in connection with the timing of such election. Participant shall be solely responsible for any filings, including the timeliness thereof, of any election made by the Participant under Section 83(b) of the Code.

      6. Grant Not to Affect Employment.
          Neither this Agreement nor the Restricted Shares granted hereunder shall confer upon the Participant any right to continued employment with the Company, or any Subsidiary.
      7. Miscellaneous.
          (a) Unless otherwise set forth in this Agreement the Restricted Shares are subject to all of the provisions applicable to Incentive Awards and Restricted Share Awards as set forth in the Plan.
          (b) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
          (c) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
          (d) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Michigan, without giving effect to principles of conflicts of law.
      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ATTEST:	MBT Financial Corp

Bonnie S. Snyder	By: H. Douglas Chaffin
Secretary to the Board	Its: President & CEO

Employee